                                                                Exhibit 10.14


                     FIRST AMENDMENT TO APACHE CORPORATION
                 CORPORATE ADMINISTRATIVE GROUP INCENTIVE PLAN


         On January 1, 1990, Apache Corporation (the "Company") enacted the Corporate Administrative Group Incentive Plan (the "Plan"). Pursuant to
Section 8 of the Plan, the Company reserved the right and power to amend the Plan at any time. Pursuant to that right and power, the Plan is hereby amended, effective as of April 10, 1990, as set forth below.

                                   AMENDMENTS

         1. Paragraph number one is hereby amended in its entirety to provide as follows:

         Apache Corporation (the "Company") adopts this Corporate Administrative Group Incentive Plan (the "Plan") to provide incentives to administrative officers, directors and managers of the Company and its Affiliates to increase shareholder equity and maximize return on investment while increasing after-tax profits. "Affiliate" is defined as any and all entities in which the Company has at least a 75% ownership interest of the shares having voting power for the election of directors.

         IN WITNESS WHEREOF, this first amendment has been executed this 22nd day of October, 1990.

                                               APACHE CORPORATION
ATTEST:


/s/ ROBERT A. SEAVY                       By:  /s/ C. EUGENE DANIELS
Assistant Secretary                            C. Eugene Daniels, Vice President